EXHIBIT 21.1

Return On Investment Corporation - wholly-owned subisidiaries:
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GO Software, Inc., a Washington corporation
5000 Business Center Drive, Suite 1000
Savannah, GA 31405

Net400, Inc., a Georgia corporation
1825 Barrett Lakes Boulevard, Suite 260
Kennesaw, Georgia 30144

Results Oriented Integration Corporation, a Georgia corporation
1825 Barrett Lakes Boulevard, Suite 260
Kennesaw, Georgia 30144

Campana Data, Inc., a Georgia corporation
1825 Barrett Lakes Boulevard, Suite 260
Kennesaw, Georgia 30144

S.A.F.E. Systems, Inc., an Illinois corporation
901 North Batavia Avenue, Suite 301
Batavia, Illinois 60510